Exhibit 99.1
ARCH CAPITAL GROUP LTD. NAMES FRANÇOIS MORIN EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

HAMILTON, BERMUDA, May 14, 2018 –– Arch Capital Group Ltd. [NASDAQ: ACGL] today announced François Morin will assume the role of Executive Vice President and Chief Financial Officer of the Company effective May 25, 2018. He will report to Marc Grandisson, President and Chief Executive Officer of ACGL. Mr. Morin will replace outgoing Chief Financial Officer Mark Lyons, who is leaving Arch to become Senior Vice President and Chief Actuary, General Insurance at AIG in New York.
Mr. Morin joined the Company in 2011 and currently serves as Senior Vice President, Chief Risk Officer and Chief Actuary of ACGL. Prior to joining Arch, Mr. Morin served in various roles for Towers Watson & Co. and its predecessor firm Towers, Perrin, Forster & Crosby, including its actuarial division, Tillinghast, where he led the firm’s engagement with ACGL.
Mr. Grandisson said, “Anyone who has followed our Company knows one of Arch’s strengths is its deep pool of talent. François’ extensive experience leading Arch’s actuarial and enterprise risk management practices gives him valuable perspective into all financial and capital aspects of our Company.”
Mr. Morin said, “Arch has consistently delivered on its core strategy of being a leader in specialty lines. I look forward to working with Marc and the executive leadership team as we strive to continue to deliver superior returns over the long term, consistent with the record of financial performance we have demonstrated since our founding.”
Grandisson continued, “Mark and I have worked together since the early days of Arch in 2002. In addition to the significant contributions he has made to our performance over the years, he has been a great colleague and friend. We wish him all the best.”
Mr. Morin has nearly 30 years of experience in the insurance industry. He holds a bachelor’s degree in Actuarial Science from Université Laval in Canada and is a fellow of the Casualty Actuarial Society, a Chartered Financial Analyst and a member of the American Academy of Actuaries. Mr. Morin’s promotion is subject to applicable local regulatory approvals.
About Arch Capital Group Ltd.
Arch Capital Group Ltd., a Bermuda-based company with approximately $11.26 billion in capital at March 31, 2018, provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.
Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward−looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward−looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward−looking statements.
Forward−looking statements can generally be identified by the use of forward−looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward−looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.

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Contact:    Arch Capital Group Ltd.
Don Watson
(914) 872-3616

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